EXHIBIT 10.16

VIDSHADOW, INC

1970 Estelle Lane

Placentia, California 92870

June 18, 2008

Mr. Norman Brodeur

1560 Sawgrass Corporate Parkway, 4th Floor

Sunrise, FL 33323

Re: Amendment to the March 14, 2008 Stock Purchase Agreement (“the “Agreement”)

Dear Mr. Brodeur:

Please consider the following addendum to the above referenced Agreement.

This Amendment (“Amendment”) to the Agreement by and between Vidshadow Partners, Inc. (the “Purchaser”) and Vidshadow, Inc. (“Seller”), dated March 14, 2008 (the “SPA”) is entered into effective as of June__, 2008, other than the specific amendments enumerated in the Amendment, all other terms of the SPA shall remain in full force and effect, and shall not be obviated or affected by this Amendment.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.1 shall be replaced in its entirety as follows:

“0.1

Sale of the Shares. Upon execution of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER agrees to sell to PURCHASER, and PURCHASER agrees to purchase from SELLER up to 9,167,200 shares of the Company’s Common Stock at the Purchase Price (8,000,000 shares on a post-reverse split basis.”

Section 1.2 shall be replaced in its entirety as follows:

“1.2

Issuance of the Shares. Upon execution of this Agreement, SELLER shall issue certificates representing such number of Shares purchased by  PURCHASER.”

Section 1.3 shall be replaced in its entirety as follows:

“1.3

Consideration and Payment for  the Shares. In consideration for the purchase of the  Shares, PURCHASER shall pay a purchase price of $0.3125 per share for a total purchase price of Two Million Five Hundred Thousand dollars ($2,500,000). The Purchase Price may be paid by wire transfer of immediately available funds or check made payable to the Seller, or by the issuance of a secured promissory note issued by the PURCHASER to the Seller.”

This amendment is agreed to and shall become effective as of the date first written above.

Very truly yours,

VIDSHADOW, INC.

By: /s/ Mark Gaeta

Name:  Mark Gaeta

Title:  President

ACCEPTED AND AGREED TO

AS OF DATE FIRST

ABOVE WRITTEN:

VIDSHADOW PARTNERS, INC.

By: /s/ Norman Brodeur

Name: Norman Brodeur

Title:    Manager

[SIGNATURE PAGE TO AMENDMENT DATED JUNE 18,2008]